News Release

6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

FOR IMMEDIATE RELEASE	Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Vice President, Investor Relations

(301) 581-5717

Coventry Health Care Reports Fourth Quarter and Full Year 2005 Results

Re-affirms 2006 Full Year Diluted EPS Guidance of $3.42 to $3.48

Bethesda, Maryland (February 10, 2006) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended December 31, 2005. Operating revenues totaled $1.72 billion for the quarter, a 24.2% increase over the fourth quarter of 2004. Before a non-recurring loss of ($6.7) million after tax, or ($0.04) per diluted share, in Louisiana operations due to Hurricane Katrina(1), net earnings were $133.1 million, or $0.81 per diluted share, a 45.0% increase over net earnings for the fourth quarter of 2004 and a 20.9% increase on a per diluted share basis. For the twelve months ended December 31, 2005, total revenues were $6.61 billion, a 24.5% increase over 2004, with net earnings of $3.14 per diluted share before the Katrina non-recurring loss, a 26.6% increase over 2004. Fourth quarter and full year 2005 GAAP net earnings including the Katrina non-recurring loss were $126.4 million, or $0.77 per diluted share, and $501.6 million, or $3.10 per diluted share, respectively.

“I am pleased to report a strong finish for 2005 with 20+% growth in both revenue and EPS,” said Dale B. Wolf, chief executive officer of Coventry. “In 2005, our focus was on sound health plan performance, realization of the strategic and financial benefits of the First Health transaction, and successful preparation for Medicare Part D. Today, the expanded platform of our company is well positioned to seize on opportunities for the future.”

Consolidated Full Year 2005 Financial Highlights

•	Revenues up 24.5% over the prior year
•	GAAP diluted EPS up 25.0% over the prior year
•	Operating Margin of 12.0% for 2005, up 260 basis points from 9.4% in 2004
•	Cash flow from operations of $804.5 million for 2005 representing 160% of net income
•	EPS accretion of $0.24 from the First Health transaction, compared to the $0.20 to $0.24 range estimated upon the announcement of the transaction
•	Debt to Capital Ratio of 23.2% as of December 31, 2005

Health Plan Business Full Year and Fourth Quarter 2005 Highlights

•

Membership. As of December 31, 2005, Coventry had total health plan membership of 2.55 million members, an increase of 37,000 members or 1.5% over the prior year-end and an increase of 39,000 members over the prior quarter.

•

Health Plan Insured Commercial Yield. Commercial insured yield rose to $251.80 PMPM (per member per month) in the quarter, an increase of 8.8% over the prior year quarter. The commercial yield of $246.46 PMPM for 2005 was an increase of 8.8% over 2004.

•

Medical Loss Ratio (MLR). For the fourth quarter of 2005, Health Plan MLR was 78.8%, a 160 basis point improvement over the prior year quarter, driven by a strong quarter for both commercial business and Medicare. Commercial MLR of 77.4% improved 90 basis points, Medicare MLR of 78.9% improved 480 basis points, and Medicaid MLR of 87.4% improved 190 basis points from the prior year quarter. For the full year 2005, Health Plan MLR was 79.5%, a 100 basis point improvement over the prior full year, driven by improvements in all three customer segments. For 2005, Commercial MLR of 78.5% improved 60 basis points, Medicare MLR of 80.3% improved 300 basis points, and Medicaid MLR of 84.6% improved 280 basis points from the prior year.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were 12.5% of operating revenues for the quarter and 11.4% for 2005, an increase of 120 basis points over the prior year quarter and a reduction of 10 basis points over 2004. On a pre-tax basis, the company incurred approximately $10.0 million of Part D SG&A expense in the fourth quarter and $12.5 million year to date in preparation for the program beginning January 1, 2006.

•	Operating Margin. Operating margin of 9.7% for the quarter and 10.4% for 2005 was flat compared to the prior year quarter and an improvement of 100 basis points for the year.

•

Balance Sheet. Net Premium Accounts Receivable of $104.3 million represent 6.4 days of sales outstanding (DSO) with the Health Plan commercial only DSO running at 5.2 days. Days in Claims Payable (DCP) for the quarter were 55.6, down 0.4 days from the prior quarter of 56.0.

•

Louisiana Business. During the fourth quarter of 2005, the Company’s Louisiana operations were affected by the impact of Hurricane Katrina. In the interests of our members, and in order to comply with the temporary requirements imposed by the Louisiana Department of Insurance, the company temporarily modified a number of its operating practices. During the fourth quarter, the company posted an after-tax ($6.7) million loss in the Louisiana operations. The Louisiana temporary requirements expired at the end of November 2005 and the Company has resumed its standard operating practices. Accordingly, the loss in the Louisiana operations is not expected to recur in 2006.

First Health Business Fourth Quarter Highlights

•

Revenues. Overall revenues of $222.9 million were consistent with Coventry’s expectations. The Specialty businesses generated $109.2 million in revenue while the Group Health businesses generated $113.6 million. Revenues by individual business line are contained in the First Health operating statistics schedule included with this press release.

•

Selling, General & Administrative (SG&A) Expenses. SG&A expenses were $145.3 million or 65.2% of operating revenues for the quarter, a decrease of $1.2 million or 50 basis points over the prior quarter.

Consolidated 2006 Guidance Details

Q1 2006 Guidance

•	Total revenues of $1.84 billion to $1.90 billion
•	Earnings per share (EPS) on a diluted basis of $0.71 to $0.73, including FAS 123R and an estimated ($0.08) GAAP loss in Part D for the first quarter of 2006
•	Part D estimated loss of ($0.08) in the first quarter is based upon expected GAAP accounting. The Company still expects full year EPS contribution from Part D of $0.08, consistent with prior guidance.

2006 Full Year Guidance

•	Health plan membership growth of 1.0% to 3.0%
•	Part D membership of 600,000 to 800,000 at year-end
•	Risk revenues of $6.775 billion to $6.925 billion, including $500.0 million to $700.0 million of Part D revenue
•	Management services revenues of $925.0 million to $975.0 million
•	Medical loss ratio (MLR%) of 80.2% to 80.6% of risk revenues
•	Selling, general, and administrative expenses (SG&A) of $1.29 billion to $1.33 billion, including expenses for FAS 123R and Medicare Part D
•	Depreciation and amortization expense of $95.0 million to $105.0 million
•	Investment income of $71.0 million to $78.0 million
•	Interest expense of $49.0 million to $53.0 million
•	Tax Rate of 37.25% to 37.75%
•	Diluted share count of 164.0 million to 166.0 million shares
•	Earnings per share (EPS) on a diluted basis of $3.42 to $3.48

Mr. Wolf will host a conference call at 8:30 a.m. EST on Friday, February 10, 2006. To listen to the call, dial toll-free at (800) 810-0924 or, for international callers, (913) 981-4900. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast over the Internet at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112, or for international callers, (719) 457-0820. The access code is 1914420.

This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2004.

Coventry Health Care is a national managed health care company based in Bethesda, Maryland operating health plans, insurance companies, network rental / managed care services companies, and workers’ compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicare Prescription Drug Plans, Medicaid, Workers’ Compensation and Network Rental to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.cvty.com and www.firsthealth.com.

Footnotes

1)

Because Hurricane Katrina was an unusual event causing a loss in the Company’s Louisiana operations which is expected to be limited to the fourth quarter of 2005 and non-recurring, the Company believes that these non-GAAP measures are useful to both management and its investors in analyzing the Company's ongoing business and operating performance. A reconciliation of these non-GAAP measures to GAAP is included with the Form 8-K filed as of February 10, 2006.

COVENTRY HEALTH CARE, INC.

HEALTH PLAN MEMBERSHIP

(Amounts in thousands)

	December 31,	September 30,	December 31,
	2005	2005	2004

Health Plan Membership By Market
Delaware	119	103	102
Georgia	78	72	73
Illinois	93	91	87
Iowa	67	66	66
Kansas City	218	212	209
Louisiana	64	76	76
Michigan	61	62	62
Nebraska	54	48	50
North Carolina	133	131	119
Pennsylvania	739	736	740
St. Louis	449	447	495
Utah	208	207	187
Virginia	181	174	169
West Virginia	82	82	74
Total Health Plans	2,546	2,507	2,509

Membership By Product:

Fully-Insured
Commercial	1,486	1,454	1,483
Medicare	75	74	69
Medicaid	393	397	397
Total Fully Insured	1,954	1,925	1,949

Administrative Services Only	592	582	560

Total Membership	2,546	2,507	2,509

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(unaudited)	(unaudited)
Operating revenues:
Managed care premiums	$1,481,848	$ 1,355,070	$ 5,728,162	$ 5,198,599
Management services	237,052	29,110	883,084	113,370
Total operating revenues	1,718,900	1,384,180	6,611,246	5,311,969

Operating expenses:
Medical costs	1,166,289	1,089,035	4,550,871	4,185,895
Selling, general, administrative	331,013	156,096	1,182,381	611,801
Depreciation and amortization	25,734	4,681	86,176	17,602
Total operating expenses	1,523,036	1,249,812	5,819,428	4,815,298

Operating earnings	195,864	134,368	791,818	496,671
Operating earnings percentage of total revenues	11.4%	9.7%	12.0%	9.4%

Interest and debt cost amortization expense	12,745	3,581	58,414	14,301
Other income, net	18,360	12,039	66,021	44,621

Earnings before income taxes	201,479	142,826	799,425	526,991

Provision for income taxes	75,051	51,060	297,786	189,874
Net earnings	$ 126,428	$ 91,766	$ 501,639	$ 337,117

Net earnings per share, basic	$ 0.79	$ 0.69	$ 3.18	$ 2.55
Net earnings per share, diluted	$ 0.77	$ 0.67	$ 3.10	$ 2.48

Weighted average shares outstanding, basic	160,803	132,953	157,965	132,188
Weighted average shares outstanding, diluted	164,628	136,159	161,716	135,884

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31,	September 30,	December 31,
	2005	2005	2004
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$ 391,646	$ 569,835	$ 417,636
Short-term investments	545,615	288,067	349,722
Accounts receivable, net	228,028	209,256	104,924
Other receivables, net	76,462	77,408	47,070
Deferred income taxes	57,666	65,183	37,368
Other current assets	26,285	29,172	16,307
Total current assets	1,325,702	1,238,921	973,027

Long-term investments	1,125,632	1,123,717	960,379
Property and equipment, net	351,427	310,976	32,193
Goodwill	1,612,390	1,567,563	280,615
Other intangible assets, net	419,352	428,014	38,491
Other long-term assets	60,669	61,328	55,895
Total assets	$ 4,895,172	$ 4,730,519	$ 2,340,600

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$ 752,774	$ 734,498	$ 660,475
Accounts payable and accrued liabilities	442,785	401,108	211,809
Deferred revenue	64,668	134,901	59,536
Current portion of long-term debt	10,000	10,000	-
Total current liabilities	1,270,227	1,280,507	931,820

Long-term debt	760,500	760,500	170,500
Other long-term liabilities	309,742	268,273	25,854
Total liabilities	2,340,469	2,309,280	1,128,174

Stockholders’ equity	2,554,703	2,421,239	1,212,426

Total liabilities and stockholders’ equity	$ 4,895,172	$ 4,730,519	$ 2,340,600

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Quarter Ended	Year Ended
	December 31, 2005	December 31, 2005
	(unaudited)

Cash flows from operating activities:
Net earnings	$126,428	$501,639
Depreciation and amortization	25,734	86,176
Amortization of deferred compensation	6,175	21,992
Amortization of deferred financing costs	432	7,359
Changes in assets and liabilities:
Accounts receivable, net	(8,618)	(101)
Medical liabilities	18,276	50,531
Accounts payable and accrued liabilities	12,986	119,020
Deferred revenue	(68,659)	(7,371)
Other operating activities	2,796	25,224
Net cash flows from operating activities	115,550	804,469

Cash flows from investing activities:
Capital expenditures, net	(31,800)	(71,393)
Payments for investments, net of sales and maturities	(260,738)	(272,424)
Payments for acquisitions, net of cash acquired	(4,423)	(877,249)
Net cash flows from investing activities	(296,961)	(1,221,066)

Cash flows from financing activities:
Proceeds from issuance of stock	4,387	24,162
Payments for repurchase of stock	(656)	(17,041)
Proceeds from issuance of debt	-	1,066,495
Payments for stock split	(509)	(509)
Payments for retirement of debt	-	(682,500)
Net cash flows from financing activities	3,222	390,607

Net change in cash and cash equivalents for current period	(178,189)	(25,990)
Cash and cash equivalents at beginning of period	569,835	417,636
Cash and cash equivalents at end of period	$391,646	$391,646

Cash and Investments:
Cash and cash equivalents	$391,646	$391,646
Short-term investments	545,615	545,615
Long-term investments	1,125,632	1,125,632
Total cash and investments	$2,062,893	$2,062,893

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

HEALTH PLAN ONLY

(Unaudited)

	Total 2005	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Total 2004	Total 2003

Revenue PMPM
Commercial	$ 246.46	$ 251.80	$ 247.60	$ 244.14	$ 242.10	$ 226.59	$ 206.08
Medicare	$ 765.58	$ 766.90	$ 761.90	$ 764.94	$ 768.60	$ 695.96	$ 629.52
Medicaid	$ 157.52	$ 159.14	$ 157.10	$ 156.43	$ 157.46	$ 145.23	$ 139.69
Management Fees	$ 17.60	$ 15.66	$ 18.52	$ 18.59	$ 17.71	$ 17.10	$ 17.86

Medical PMPM
Commercial	$ 193.37	$ 194.87	$ 192.64	$ 195.23	$ 190.71	$ 179.21	$ 164.59
Medicare	$ 614.55	$ 605.33	$ 624.03	$ 597.27	$ 631.85	$ 579.92	$ 527.84
Medicaid	$ 133.32	$ 139.07	$ 134.38	$ 128.67	$ 131.33	$ 126.88	$ 122.25

MLR %
Commercial	78.5%	77.4%	77.8%	80.0%	78.8%	79.1%	79.9%
Medicare	80.3%	78.9%	81.9%	78.1%	82.2%	83.3%	83.8%
Medicaid	84.6%	87.4%	85.5%	82.3%	83.4%	87.4%	87.5%
Total	79.5%	78.8%	79.3%	80.1%	79.8%	80.5%	81.2%

SGA % of revenues	11.4%	12.5%	11.0%	10.8%	11.2%	11.5%	12.0%
SGA PMPM	$ 22.22	$ 24.69	$ 21.42	$ 21.03	$ 21.68	$ 20.81	$ 20.60

Claims Statistics
Claims Inventory		137,413	133,888	139,700	139,462	149,263	128,556
Inventory Days on Hand		1.6	1.6	1.6	1.4	1.6	1.2
Total Medical Liabilities (000’s)		$700,066	$686,981	$674,116	$668,132	$660,475	$597,190
Days in Claims Payable		55.58	56.04	54.74	54.03	55.80	56.69

Member Growth
Same Store	37,000	39,000	39,000	19,000	(60,000)	64,000	157,000
Acquisition	-	-	-	-	-	62,000	191,000

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

FIRST HEALTH & CONSOLIDATED COVENTRY

(Unaudited)

	Total 2005	Q4 2005	Q3 2005	Q2 2005	Q1 2005 (2)	Total 2004	Total 2003

FIRST HEALTH

Membership
National Accounts						n/a	n/a
On-going accounts		669,000	671,000	729,000	733,000
Run-out (1)		90,000	90,000	64,000	73,000
Total National Accounts		759,000	761,000	793,000	806,000
Mail Handlers		462,000	468,000	474,000	483,000	n/a	n/a

Member Growth
National Accounts on-going		(2,000)	(58,000)	(4,000)	n/a	n/a	n/a
Federal Employees		(6,000)	(6,000)	(9,000)	n/a	n/a	n/a

Revenues By Product Line (000s)
National Accounts	$ 141,283	$ 35,429	$ 37,588	$ 41,671	$ 26,595	n/a	n/a
FEHBP	204,678	55,827	60,337	58,219	30,295	n/a	n/a
Network Rental	89,442	22,376	24,643	24,587	17,836	n/a	n/a
Group Health Subtotal	435,403	113,632	122,568	124,477	74,726	n/a	n/a
Medicaid / Public Sector	183,197	56,290	49,742	46,439	30,727	n/a	n/a
Workers’ Compensation	193,714	52,953	50,694	53,651	36,416	n/a	n/a
Specialty Business Subtotal	376,911	109,243	100,436	100,090	67,143	n/a	n/a
Total First Health Revenues	$ 812,314	$ 222,875	$ 223,004	$ 224,567	$ 141,869	n/a	n/a

SGA % of revenues	64.9%	65.2%	65.7%	63.5%	65.3%	n/a	n/a

CONSOLIDATED COVENTRY

Operating income % of revenues	12.0%	11.4%	12.5%	12.6%	11.4%	9.4%	8.1%

SGA % of revenues	17.9%	19.3%	18.2%	17.8%	16.1%	11.5%	12.0%

Debt (millions)
8.125% Senior Notes due 2/15/12		$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5	$ 170.5
5.875% Senior Notes due 1/15/12		250.0	250.0	250.0	250.0	-	-
6.125% Senior Notes due 1/15/15		250.0	250.0	250.0	250.0	-	-
Current Term Loan Facility		10.0	10.0	10.0	30.0	-	-
Long-Term Term Loan Facility		90.0	90.0	90.0	262.5	-	-
Drawn Revolving Credit Facility		-	-	117.5	65.0	-	-
Total Debt		$ 770.5	$ 770.5	$ 888.0	$ 1,028.0	$ 170.5	$ 170.5

Total Capital		$ 3,325.2	$ 3,191.7	$ 3,159.0	$ 3,151.3	$ 1,382.9	$1,099.5

Debt to capital		23.2%	24.1%	28.1%	32.6%	12.3%	15.5%

(1)	Company is still providing services to terminated customers.
(2)	Q1 2005 includes First Health results of operations for the period from when the transaction closed on January 28, 2005.